Exhibit 99.1
Starbucks and Boyu Capital Finalize Joint Venture to Accelerate Long Term Growth in China

Deal closing supports disciplined expansion across one of Starbucks most important global markets

SEATTLE – April 2, 2026 – Starbucks Coffee Company (NASDAQ: SBUX) today announced the official closing of its previously announced joint venture with Boyu Capital, marking a significant milestone in the company’s long-term strategy to unlock sustainable, disciplined growth in China.

The transaction finalizes the intent Starbucks shared in November of 2025 and reflects the company’s continued confidence in China as a critical growth market. The joint venture is designed to enhance Starbucks ability to expand its footprint, deepen local relevance, and elevate the customer experience while maintaining the integrity of its brand and values.

Under the terms of the agreement, funds managed by Boyu Capital now hold a 60 percent stake in Starbucks China retail operations, while Starbucks retains a 40 percent ownership interest and continues to own and license the brand and intellectual property to the joint venture. The joint venture oversees approximately 8,000 company-operated coffeehouses today, which will transition to a licensed operating model, with a shared long-term aspiration to grow to as many as 20,000 locations over time.

“China remains one of the most exciting long-term opportunities for Starbucks, and finalizing this partnership with Boyu accelerates our ability to grow with intention and discipline,” said Brian Niccol, chairman and chief executive officer, Starbucks Coffee Company. “By combining Starbucks trusted global brand with Boyu’s deep local expertise, we are positioning the business to serve more customers, enter more cities, and strengthen our leadership in a dynamic and evolving market.”

"We’re thrilled to embark on an exciting new growth chapter for Starbucks China, and look forward to unlocking the significant growth opportunities by driving hyper-localization - offering relevant, premium handcrafted beverages, food and merchandise, along with digital engagement and an in-store environment that serves the evolving needs of diverse communities across China," said Molly Liu, chief executive officer, Starbucks China.

“This partnership strengthens our long-term commitment to China and enables us to grow with greater speed, efficiency, and focus,” said Brady Brewer, chief executive officer, Starbucks International. “With Boyu as our partner, we have an operating model designed to accelerate expansion, enhance profitability, and deliver the Starbucks experience to more communities across China.”

“Starbucks has built an iconic brand and a deep connection with Chinese consumers,” said Alex Wong, Partner at Boyu Capital. “We are proud to support Starbucks next chapter of growth in China and look forward to working together to expand the brand’s presence and relevance over the long term.”

With the transaction now complete, Starbucks and Boyu will transition into the operational phase of the joint venture, focused on expansion, innovation, and delivering exceptional coffee and welcoming experiences to customers across China.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to responsibly sourcing and roasting high-quality arabica coffee. Today, with a global footprint of more than 41,000 company-operated and licensed coffeehouses and a growing presence in consumer-packaged goods, we are the world's premier purveyor of specialty coffee. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at about.starbucks.com or www.starbucks.com.

About Boyu Capital
Founded in 2011, Boyu Capital is a leading alternative investment firm with Chinese roots and a global mandate. With over 200 portfolio companies and offices in Hong Kong, Beijing, Shanghai and Singapore, Boyu’s uniquely integrated and synergistic platform spans private equity, public equity, infrastructure and venture investing. By providing catalytic capital and strategic support to exceptional leaders and visionary entrepreneurs, Boyu drives long-term value creation from its close partnerships with the most innovative and impactful businesses in consumer, technology, healthcare and sustainable energy globally.

Forward-Looking Statements
Certain statements contained herein, including statements relating to our plans and expectations for the joint venture with Boyu Capital, are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,”

“expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include risks related to the ability to realize the anticipated benefits of the sale and the joint venture with Boyu Capital, such as the possibility that the expected benefits (including the ability of the joint venture with Boyu Capital to generate the anticipated cash flows) will not be realized or will not be realized within the expected time period; significant transaction costs; the risk of litigation and/or regulatory actions relating to the transaction; the ability of the joint venture with Boyu Capital to expand its operations and successfully implement its strategies; as well as those risks described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the SEC, including, but not limited to, our ability to preserve, grow, and leverage our brands; the impact of our brand, marketing, promotional, advertising and pricing strategies, platforms, reformulations, innovations, or customer experience initiatives or investments; the costs and risks associated with, and the successful and timely execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, and plans; the costs and risks associated with, and the successful execution and effects of, strategic changes to our ownership and operating structure, including as a result of acquisitions, divestitures, other strategic transactions or entry into joint ventures; our ability to align our investment efforts with our strategic goals; evolving consumer preferences, demand, consumption, or spending behavior, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes; and the ability of our business partners, suppliers, and third-party providers to fulfill their responsibilities and commitments and our reliance on certain key business partners and suppliers. In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and economic environment. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.